                                                                      EXHIBIT 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-73924) pertaining to the 1991 Employee Incentive Stock Option Plan, in the Registration Statement (Form S-8 No. 333-18907) pertaining to the 1996 Employee Incentive Stock Option Plan and the 1996 Non-Employee Director Stock Option Plan and in the Registration Statement (Form S-8 No. 333-78795) pertaining to the 1998 Employee Incentive Stock Option Plan of our report dated August 13, 1999, (except for Note 17, as to which the date is September 10,
1999), with respect to the consolidated financial statements of Misonix, Inc. included in its Annual Report (Form 10-KSB) for the year ended June 30, 1999, filed with the Securities and Exchange Commission.


                                                 /s/ Ernst & Young LLP

Melville, New York
September  22, 1999





                                       21